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Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated May 26, 1999, to the Registration Statement (Form S-1 No. 333-______) and related Prospectus of OneSoft Corporation for the registration of ______ shares of its common stock.

                                        /s/ Ernst & Young LLP

McLean, Virginia
January 7, 2000